UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 9, 2014

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, 3M Company issued a press release announcing the appointment of Nicholas C. Gangestad as Senior Vice President and Chief Financial Officer, effective immediately.  Mr. Gangestad replaces David W. Meline who is leaving the Company to take a position as chief financial officer at another large publicly-traded company.

Mr. Gangestad, 49, has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since April 2011.  Prior to that, Mr. Gangestad had served as Director of Corporate Accounting from 2007 to March 31, 2011 and as Director of Finance and I.T., 3M Canada from 2003 to 2007.

In his position as Chief Financial Officer, Mr. Gangestad will receive an annual base salary of $523,523, and be eligible for annual incentive compensation with a target amount of $523,523.  The amount of Mr. Gangestad’s actual annual incentive compensation, which will be paid under the Company’s Executive Annual Incentive Plan, may be more or less than this target amount, depending on the future performance of the Company.

He will also participate in the Company’s long-term incentive compensation programs, retirement and welfare benefits and services offered to the Company’s senior executive officers.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release dated June 9, 2014 is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Vice President, Deputy General Counsel and Secretary

Dated: June 9, 2014